Fourth Quarter 2023 Earnings Presentation Exhibit 99.2

Forward-Looking Statements and Non-GAAP Financial Measures 2 Certain statements in this press release which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements about the benefits of the merger of equals (the “Merger”) between Allegiance Bancshares, Inc. and CBTX, Inc. which became effective on October 1, 2022, including future financial performance and operating results, the Company’s plans, business and growth strategies, objectives, expectations and intentions, and other statements that are not historical facts, including projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “scheduled,” “plans,” “intends,” “projects,” “anticipates,” “expects,” “believes,” “estimates,” “potential,” “would,” or “continue” or negatives of such terms or other comparable terminology. All forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Stellar Bancorp, Inc. (“Stellar”) to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others: the risk that the cost savings and any revenue synergies from the Merger may not be fully realized or may take longer than anticipated to be realized; disruption to our business as a result of the Merger; the risk that the integration of operations will be materially delayed or will be more costly or difficult than we expected or that we are otherwise unable to successfully integrate our legacy businesses; the amount of the costs, fees, expenses and charges related to the Merger; reputational risk and the reaction of our customers, suppliers, employees or other business partners to the Merger; changes in the interest rate environment, the value of Stellar’s assets and obligations and the availability of capital and liquidity; general competitive, economic, political and market conditions; and other factors that may affect future results of Stellar including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; disruptions to the economy and the U.S. banking system caused by recent bank failures, risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators, including increases in the cost of our deposit insurance assessments and other actions of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation and Texas Department of Banking and legislative and regulatory actions and reforms. Additional factors which could affect the Company’s future results can be found in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at https://www.sec.gov. We disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. GAAP Reconciliation of Non-GAAP Financial Measures The Company’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and that management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, the Company reviews pre-tax, pre-provision income; pre-tax pre-provision ROAA, the ratio of tangible equity to tangible assets; net interest margin (tax equivalent) excluding purchase accounting adjustments; and loan yield excluding accretion for internal planning and forecasting purposes. The Company has included in this presentation information relating to these non-GAAP financial measures for the applicable periods presented. These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Stellar calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

3 (1) Refer to the calculation of this non-GAAP financial measure and a reconciliation to its most directly comparable GAAP financial measure in the appendix. Stellar Bancorp, Inc. - Snapshot Houston’s largest regionally-focused bank  Principal banking subsidiary renamed Stellar Bank upon successful system conversion in February 2023  Combination delivered scale, growth opportunities, and talent depth  Merger-of-equals between CBTX, Inc. and Allegiance Bancshares, Inc. became effective October 1, 2022 (NYSE: STEL)  Valuable franchise in one of the best markets in the U.S. 12/31/2023 9/30/2023 Total assets 10,647,139$ 10,665,460$ Total loans 7,925,133 8,004,528 Total deposits 8,873,467 8,686,621 Total loans to total deposits 89.31% 92.15% Equity to assets 14.29% 13.70% Tangible equity to tangible assets (1) 9.04% 8.37% (Dollars in thousands) Banking Centers  Strong core earnings power and capital position

$1.9 $1.9 $2.1 $2.5 $2.6 $3.0 $3.1 $5.5 $5.7 $6.7 $7.6 $7.8 $8.6 $10.2 $12.0 $27.2 $29.8 $157.3 Texas Independent BOK Regions Texas Capital Truist Comerica Third Coast Woodforest Prosperity Capital One Frost Cadence Stellar PNC Zions BofA Wells Fargo JPMorgan Focused on Serving the Houston Region 4 Note: Deposit market share based on FDIC data as of June 30, 2023. 1) Houston Region defined as the Houston-Pasadena-The Woodlands and Beaumont-Port Arthur MSAs; Excludes non-retail branches. Source: S&P Capital IQ Pro; Excludes non-retail branches Stel a Houston Region Market Share(1) Deposits ($B) Houston Percent of Houston T otal Assets Region Com pany Region Market Nam e ($B) Deposits ($B) Deposits (%) Share (%) JPMorgan 3,868 157.3 6.6 48.2 Wells Fargo 1,876 29.8 2.2 9.1 BofA 3,123 27.2 1.4 8.3 Zions 87.2 12.0 16.2 3.7 PNC 558 10.2 2.4 3.1 Stellar 10.8 8.6 97.7 2.6 Cadence 48.8 7.8 20.1 2.4 Frost 48.6 7.6 18.8 2.3 Capital One 468 6.7 1.9 2.0 Prosperity 39.9 5.7 20.9 1.8 Woodforest 9.6 5.5 69.7 1.7 Third Coast 4.0 3.1 90.9 0.9 Comerica 91.0 3.0 4.5 0.9 Truist 555 2.6 0.6 0.8 Texas Capital 29.0 2.5 10.7 0.8 Regions 156 2.1 1.6 0.6 BOK 49.2 1.9 5.7 0.6 Texas Independent 2.2 1.9 100.0 0.6 (1)

5 Full Year and Fourth Quarter 2023 Highlights (1) Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures in the appendix. (2) Annualized.  Strong Net Interest Margin (“NIM”): NIM of 4.40% (2) and NIM excluding purchase accounting adjustments (“PAA”) of 3.91% (1)(2) , up from 4.37% (2) and 3.87% (1)(2) , respectively, for the third quarter 2023.  Solid Profitability: Net income of $27.3 million, or $0.51 per diluted share, for the fourth quarter 2023. Return on average assets was 1.02% (2) and return on average tangible equity was 12.61% (1)(2) for the fourth quarter 2023. The fourth quarter 2023 results reflect certain nonrecurring items, including the FDIC special insurance assessment of $2.4 million. Fourth Quarter 2023 Financial Highlights:  Strong Earnings: Stellar recorded 2023 net income of $130.5 million, or diluted earnings per share of $2.45, representing a return on average assets of 1.21%, return on average equity of 8.96% and return on average tangible equity of 15.75%(1) .  Meaningful Regulatory Capital Build: Total risk based capital ratio increased to 14.02% at December 31, 2023 from 12.39% at December 31, 2022 and Tier 1 leverage ratio increased to 10.18% at December 31, 2023 from 8.55% at December 31, 2022.  Book Value Growth: During 2023, book value per share increased to $28.54 at December 31, 2023 compared to $26.12 at December 31, 2022 while tangible book value per share increased by $3.00, or 21.4%, from $14.02 (2) at December 31, 2022 to $17.02 (2) at December 31, 2023.  Advantageous Funding Profile: Noninterest-bearing deposit balances remained a significant portion of our deposit funding base, ending the year at 40.0% of total deposits. 2023 Financial Highlights Tangible Book Value Per Share (1) Total Capital Ratio 12.39% 14.02% 2022 2023 $14.02 $17.02 2022 2023

Fourth Quarter Deposit Summary 6 Deposit Mix Deposits (in millions) Maintaining Discipline Navigating Competitive Deposit Market As of December 31, 2023: • Retained favorable mix: 40.0% noninterest-bearing deposits • Estimated uninsured deposits, net of collateralized deposits: 42.6% • Average account size of $92 thousand, excluding collateralized and brokered deposits • 89.3% loan to deposit ratio • Brokered deposits increased to $615.9 million from $579.0 million at September 30, 2023 and FHLB borrowings decreased to $50.0 million from $324.0 million at September 30, 2023 . (1) NIB 40.0% IB Demand 18.7% MMDA & Sav. 24.1% CD's 17.2% Q4 2023 Q3 2023 Noninterest-bearing ("NIB") 3,546,815$ 3,656,288$ Interest-bearing demand ("IB Demand") 1,659,999 1,397,492 Money market and savings ("MMDA & Sav.") 2,136,777 2,128,950 Certificates and other time ("CD's") 1,529,876 1,503,891 Total deposits 8,873,467$ 8,686,621$ Cost of deposits 1.84% 1.69% Cost of interest-bearing deposits 3.15% 2.94% (Dollars in thousands)

Fourth Quarter Loan Summary

Loan Portfolio Composition

	Q4 2023	Q3 2023
	(Dollars in thousands)	
Commercial and Industrial ("C&I")	$ 1,414,102	$ 1,480,568
Commercial Real Estate ("CRE")	1,728,566	1,731,467
Owner-occupied CRE ("OO CRE")	1,880,075	1,891,794
Multifamily Real Estate	463,166	453,345
Total Commercial Real Estate	4,071,807	4,076,606
CRE Construction & Development ("CRE C&D")	1,060,406	1,078,265
1-4 Family Residential ("1-4 Family")	1,047,174	1,024,945
Residential Construction ("Resi. C&D")	267,357	289,553
Consumer and other	64,287	54,591
Total	$ 7,925,133	$ 8,004,528



Consumer & Other
0.8%
1-4 Family
13.2%
C&I
17.9%
Multifamily RE
5.8%
Resi. C&D
3.4%
CRE C&D
13.4%
OO CRE
23.7%
CRE
21.8%

	Q4 2023				Q3 2023			
	Average Outstanding Balance	Interest Earned / Interest Paid	Average Yield / Rate	Excl. PAA[(1)]	Average Outstanding Balance	Interest Earned / Interest Paid	Average Yield / Rate	Excl. PAA[(1)]
	(Dollars in thousands)							
Interest-Earning Assets:								
Loans	$ 7,973,780	$ 139,114	6.92%	6.34%	$ 8,043,706	$ 138,948	6.85%	6.24%
Securities	1,386,079	10,040	2.87%		1,471,916	9,930	2.68%	
Deposits in other financial institutions	217,068	3,021	5.52%		181,931	2,391	5.21%	
Total interest-earning assets	$ 9,576,927	$ 152,175	6.30%	5.82%	$ 9,697,553	$ 151,269	6.19%	5.68%

(1) Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures in the appendix.

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Fourth Quarter Asset Quality Summary 8 Nonperforming Loans by Type (1) Combined represents the simple addition of legacy balances for 2022; estimated. Allowance for credit losses on loans: • As of December 31, 2023, was $91.7 million, or 1.16% of total loans, compared to $93.6 million, or 1.17% of total loans, as of September 30, 2023 Allowance for credit losses on loans to nonperforming loans: • As of December 31, 2023, was 233.94% compared to 244.38% as of September 30, 2023 Q4 2023 Q3 2023 Total nonperforming loans 39,191$ 38,291$ Nonperforming loans to total loans 0.49% 0.48% Total nonperforming assets 39,191$ 38,291$ 0.37% 0.36% Net charge-offs 2,577$ 8,116$ 0.13% 0.40% (Dollars in thousands) Nonperforming assets to total assets Net charge-offs to average loans (annualized) Nonaccrual Loans with No Related Allowance Nonaccrual Loans with Related Allowance Total Nonaccrual Loans Commercial and industrial 1,616$ 3,432$ 5,048$ Commercial real estate (including multi-family residential) 11,844 4,855 16,699 Commercial real estate construction and land development 5,043 — 5,043 1-4 family residential (including equity) 7,400 1,474 8,874 Residential construction 3,288 — 3,288 Consumer and other 54 185 239 29,245$ 9,946$ 39,191$ (Dollars in thousands) C&I 12.9% CRE 28.3% OO CRE 9.9% Multifamily RE 4.4% CRE C&D 12.9% 1-4 Family 22.6% Other 9.0%

Regulatory Capital Ratios 9 (1) Refer to the calculation of this non-GAAP financial measure and a reconciliation to its most directly comparable GAAP financial measure in the appendix. Regulatory capital ratios have grown meaningfully in 2023 Minimum Required Plus Capital Conservation Buffer Consolidated Capital Ratios Total Capital Ratio (to risk-weighted assets) 14.02% 12.39% 10.50% Common Equity Tier 1 Capital Ratio (to risk-weighted assets) 11.77% 10.04% 7.00% Tier 1 Capital Ratio (to risk-weighted assets) 11.89% 10.15% 8.50% Tier 1 Leverage Ratio (to average tangible assets) 10.18% 8.55% 4.00% Tangible equity to tangible assets (1) 9.04% 7.24% N/A Bank Capital Ratios Total Capital Ratio (to risk-weighted assets) 13.65% 12.02% 10.50% Common Equity Tier 1 Capital Ratio (to risk-weighted assets) 12.20% 10.46% 7.00% Tier 1 Capital Ratio (to risk-weighted assets) 12.20% 10.46% 8.50% Tier 1 Leverage Ratio (to average tangible assets) 10.44% 8.81% 4.00% 2023 2022

10 Strong Liquidity Profile Stellar is well-positioned to manage through current environment Sources of Liquidity at December 31, 2023 Sources of Liquidity Estimated Uninsured Deposits at December 31, 2023 (1) Brokered deposit capacity is governed by internal policy limits. 95.8% 126.6% Immediate available liquidity coverage of estimated uninsured deposits, net of collateralized deposits Total available liquidity coverage of estimated uninsured deposits, net of collateralized deposits (Dollars in millions) Cash 399$ Unpledged securities 788 Total on-balance sheet 1,187 FHLB available capacity 1,608 Discount window available capacity 824 Total immediate available liquidity 3,619 Available brokered deposit capacity(1) 1,164 Total available liquidity 4,783$ Amount (Dollars in millions) Total deposits 8,873$ Estimated uninsured deposits 4,946 Less: collateralized deposits (1,169) Estimated uninsured, net of collateralized deposits 3,777$ Percent of total deposits 42.6% Amount

11 Key Takeaways Excellent core funding profile Strong earnings power and franchise value in one of the best markets in the U.S. Key success factors: Credit performance and risk management Significant financial flexibility Positioned for rapid capital-build to continue

Diverse and Strong Markets of Operation

Greater Houston Market

- Houston is the **#1** most diverse city in the U.S. based on socioeconomic factors, according to Wallet Hub
- **26th** largest economy in the world – if ranked as a country
  - **15th** largest population in the U.S – if ranked as a state
- Port Houston is the largest Gulf Coast container port, 1st in foreign tonnage for 26 consecutive years
- Houston is home to the Texas Medical Center, the world's largest medical complex, which has 10 million annual patient encounters
- Business friendly: **#3** among U.S. metro areas in Fortune 500 headquarters (26)
- Major business clusters in Beaumont-Port Arthur area include chemical and petroleum manufacturing, materials manufacturing and transportation

Houston is Diverse, with Significant Economic Tailwinds

Population Change ('18-'23)	**Houston MSA: 5.5%** **Texas: 5.4% / U.S: 2.4%**
Median Household Income ('23)	**Houston MSA: $74,325** **Texas: $71,347 / U.S: $73,503**
Significant Deposit Share	**Stellar has over $8.6 billion in deposits in the Houston region[1]**

Top 10 Bank by Deposits in Houston Region[1] ($B)



JP Morgan $157
Wells Fargo 29.8
BofA 27.2
Zions 12.0
PNC 10.2
Stellar 8.6
Cadence 7.8
Frost 7.6
Capital One 6.7
Prosperity 5.7
Houston HQ Bank

Est. Population Growth '23-'28



4.8%
4.1%
2.1%
Houston MSA
Texas
USA

Est. Number of Households Growth '23-'28



5.0%
4.4%
2.4%
Houston MSA
Texas
USA

Note: Deposit market share based on FDIC data as of June 30, 2023.
1) Houston Region defined as the Houston-Pasadena-The Woodlands and Beaumont-Port Arthur MSAs; Excludes non-retail branches.
Source: S&P Capital IQ Pro, Houston.org, Texas Medical Center, and Wallet Hub.

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Diversified and Growing Economy

Commentary

- Houston's economy has become much more diversified over the years, while remaining the energy capital of the United States
- Houston's largest job sector, professional and business services, recovered faster than U.S. and has shown sector growth
- Financial activities showed a large gain over the last year versus the United States

Diversified Economy by Job Sector[1]



Other Services 4%
Mining and Logging 2%
Information 1%
Wholesale Trade 5%
Professional and Business Services 17%
Financial Activities 6%
Transportation, Warehousing, and Utilities 6%
Government 13%
Construction 6%
Manufacturing 7%
Education and Health Services 13%
Retail Trade 9%
Leisure and Hospitality 10%

1) Data is preliminary as of September 2023, from the U.S. Bureau of Labor Statistics
Source: U.S. Bureau of Labor Statistics

Houston vs. U.S. Job Change by Industry (Sept '22 – Sept. '23)[1]



Mining and Logging 4.6%
Private Education and Health Services 5.4%
Financial Activities 4.0%
Leisure and Hospitality 3.2%
Professional and Business Services 2.6%
Information 0.9%
Wholesale Trade 4.7%
Transportation, Warehousing, and Utilities 6.1%
Government 2.8%
Total Nonfarm 2.9%
Manufacturing 2.9%
Construction (3.9)%
Retail Trade 2.2%
Other Services (0.6)%
United States
Houston MSA

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2.0 3.0 4.0 5.0 6.0 7.0 2.0 2.5 3.0 3.5 2007 2009 2011 2013 2015 2017 2019 2021 2023 Houston is a Resilient Market 14  Since the Great Recession, Houston has proven its resiliency, weathering economic cycles and natural disasters − Houston welcomed 2.1 million new residents and created over 905 thousand jobs since 2007 P o p u la tio n (M ) O il P ri ce D ec li n e G re a t R ec es si o n Ik e H a rv ey C O V ID -1 9 E m p lo y m e n t (M ) Employment Population1) Data is preliminary as of September 2023, from the U.S. Bureau of Labor Statistics Source: U.S. Bureau of Labor Statistics, Texas Workforce Commission

302,570 (300,000) (200,000) (100,000) 0 100,000 200,000 300,000 400,000 H o u st o n D a ll a s N ew Y o rk A tl a n ta P h o en ix M ia m i T a m p a S ea tt le R iv er si d e B o st o n D en v er W a sh in g to n S a n F ra n ci sc o M in n ea p o li s P h il a d el p h ia S a n D ie g o B a lt im o re D et ro it L o s A n g el es C h ic a g o Houston’s Growth Projected to Continue 15 Source: S&P Capital IQ Pro as of June 30, 2022; Oxford Economics, December 2022, CBRE Research. 2010-2023 Population Change (%) Houston has the highest projected net migration 20 most populated metros 5.20% 1.35% 0.46% 24.61% 24.45% 19.57% 8.34% New York MSA Los Angeles MSA Chicago MSA Dallas MSA Houston MSA Texas U.S. • Houston has seen tremendous growth over the past ten years, aided by the relocation of multiple Fortune 500 companies • The growth is not expected to stop any time soon either, as it is projected to see the largest net migration compared to the top 30 most populated metros • The continued growth of the Houston metro will strengthen and diversify the greater economy, benefiting the businesses and constituents Houston is projected to add over 302,000 people by net migration in the next 5 years – a 60,500/year average

$92,662 $86,611 $83,193 $81,625 $74,325 $71,347 $73,503 New York MSA Los Angeles MSA Chicago MSA Dallas MSA Houston MSA Texas U.S. $787,500 $978,000 $335,000 $385,000 $330,000 $341,700 $400,528 New York MSA Los Angeles MSA Chicago MSA Dallas MSA Houston MSA Texas U.S. 8.5x 11.3x 4.0x 4.7x 4.4x 4.8x 5.4x New York MSA Los Angeles MSA Chicago MSA Dallas MSA Houston MSA Texas U.S. Housing Market and Cost of Living 16 • Cost of living in Houston is 8.3% less than that of the U.S. market average while the median household income is above the U.S. median • Houston is #2 in U.S. annual new home starts and closing, only behind Dallas 2 0 2 3 M e d ia n H o u s e h o ld I n c o m e 2 0 2 3 M e d ia n H o m e P r ic e H H I t o M e d ia n H o m e P r ic e R a ti o Source: S&P Capital IQ Pro as of June 30, 2022

Appendix: Non-GAAP Reconciliation[1]

(Dollars in thousands)

	Q4 2023	Q3 2023	Year 2023	Year 2022
Net income	$ 27,266	$ 30,908	$ 130,497	$ 51,432
Add: Provision for credit losses	1,047	2,315	8,943	50,712
Add: Provision for income taxes	6,562	7,445	31,387	11,092
Pre-tax, pre-provision Income	$ 34,875	$ 40,668	$ 170,827	$ 113,236
Total average assets	$ 10,626,373	$ 10,741,295	$ 10,746,866	$ 7,988,273
Pre-tax, pre-provision return on average assets [2]	1.30%	1.50%	1.59%	1.42%
Total shareholders' equity	$ 1,521,018	$ 1,460,846	$ 1,521,018	$ 1,383,176
Less: Goodwill and core deposit intangibles, net	614,030	620,262	614,030	640,785
Tangible shareholders' equity	$ 906,988	$ 840,584	$ 906,988	$ 742,391
Total assets	$ 10,647,139	$ 10,665,460	$ 10,647,139	$ 10,900,437
Less: Goodwill and core deposit intangibles, net	614,030	620,262	614,030	640,785
Tangible assets	$ 10,033,109	$ 10,045,198	$ 10,033,109	$ 10,259,652
Tangible equity to tangible assets	9.04%	8.37%	9.04%	7.24%
Net interest income (tax equivalent)	$ 106,121	$ 106,919	$ 437,670	$ 292,152
Less: Purchase accounting accretion	11,726	12,400	46,802	8,370
Adjusted net interest income (tax equivalent)	$ 94,395	$ 94,519	$ 390,868	$ 283,782
Average earning assets	$ 9,576,927	$ 9,697,553	$ 9,695,302	$ 7,413,444
Net interest margin (tax equivalent) [2]	4.40%	4.37%	4.51%	3.94%
Net interest margin (tax equivalent) excluding PAA [2]	3.91%	3.87%	4.03%	3.83%
Interest on loans, as reported	$ 139,114	$ 138,948	$ 537,722	$ 280,375
Less: Purchase accounting accretion (loans)	11,726	12,400	46,802	8,370
Interest on loans without loan discount accretion	$ 127,388	$ 126,548	$ 490,920	$ 272,005
Average loans	$ 7,973,780	$ 8,043,706	$ 7,961,911	$ 5,171,944
Loan yield, as reported	6.92%	6.85%	6.75%	5.42%
Loan yield, without discount accretion	6.34%	6.24%	6.17%	5.26%
Interest on interest-earning assets, as reported	$ 152,175	$ 151,269	$ 590,817	$ 322,994
Less: Purchase accounting accretion (loans)	11,726	12,400	46,802	8,370
Interest on interest-earnings assets without loan discount accretion	$ 140,449	$ 138,869	$ 544,015	$ 314,624
Average interest-earnings assets	$ 9,576,927	$ 9,697,553	$ 9,695,302	$ 7,413,444
Yield on interest-earnings assets, as reported	6.30%	6.19%	6.09%	4.36%
Yield on interest-earnings assets, without discount accretion	5.82%	5.68%	5.61%	4.24%

(1) See the disclosure under the heading “GAAP Reconciliation of Non-GAAP Financial Measures” on slide 2 regarding the use of non-GAAP financial measures.
(2) Interim periods annualized.

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18 NYSE: STEL